COVER LETTER

TO: Amendment Section
Division of Corporations

NAME OF CORPORATION: CHDT Corporation

DOCUMENT NUMBER: P04000056287

The enclosed *Articles of Amendment* and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

Jill Mohler
Name of Contact Person

CHDT Corporation
Firm/ Company

350 Jim Moran Blvd., #120
Address

Deerfield Beach, Florida 33442
City/ State and Zip Code

jmohler@chdtcorp.com
E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

Paul W. Richter at (804) 644-2182

Name of Contact Person — Area Code & Daytime Telephone Number

Enclosed is a check for the following amount made payable to the Florida Department of State:

- ☐ $35 Filing Fee
- ☐ $43.75 Filing Fee & Certificate of Status
- ☒ $43.75 Filing Fee & Certified Copy (Additional copy is enclosed)
- ☐ $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed)

Mailing Address
Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

Street Address
Amendment Section
Division of Corporations
Clifton Building
2661 Executive Center Circle
Tallahassee, FL 32301

FILED
2012 JUN -6 PM 12:34
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

Articles of Amendment
to
Articles of Incorporation
of

CHDT Corporation

(Name of Corporation as currently filed with the Florida Dept. of State)

P04000056287

(Document Number of Corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:
Capstone Companies, Inc.
The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."

B. Enter new principal office address, if applicable: N/A
(Principal office address MUST BE A STREET ADDRESS)

C. Enter new mailing address, if applicable: N/A
(Mailing address MAY BE A POST OFFICE BOX)

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent N/A

____
(Florida street address)

New Registered Office Address: _______________________, Florida_____________
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:
(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:
P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ____ Change ____ Add ____ Remove	______	____________________	____________________ ____________________ ____________________
2) ____ Change ____ Add ____ Remove	______	____________________	____________________ ____________________ ____________________
3) ____ Change ____ Add ____ Remove	______	____________________	____________________ ____________________ ____________________
4) ____ Change ____ Add ____ Remove	______	____________________	____________________ ____________________ ____________________
5) ____ Change ____ Add ____ Remove	______	____________________	____________________ ____________________ ____________________
6) ____ Change ____ Add ____ Remove	______	____________________	____________________ ____________________ ____________________

E. <u>If amending or adding additional Articles, enter change(s) here</u>:
(attach additional sheets, if necessary). (Be specific)

N/A

F. <u>If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:</u>
(if not applicable, indicate N/A)

N/A

The date of each amendment(s) adoption: May 30, 2012

Effective date if applicable: upon filing with Secretary of State

(no more than 90 days after amendment file date)

Adoption of Amendment(s) **(CHECK ONE)**

☒ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________."

(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated May 31, 2012

Signature X [signature]

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Stewart Wallach

(Typed or printed name of person signing)

Chief Executive Officer

(Title of person signing)